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                                                                      Exhibit 21
                                                                      ----------


                    ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                        Subsidiaries of the Registrant



                                                        State or
                                                         Other
                                                      Jurisdiction
                                                           of
        Subsidiary                                    Incorporation
        ----------                                    -------------

Alberto-Culver (Australia) Pty. Ltd.                  Australia
Alberto-Culver Canada, Inc.                           Canada
Alberto-Culver Company (U.K.), Limited                United Kingdom
Alberto-Culver International, Inc.                    Delaware
Alberto-Culver de Mexico, S.A. de C.V.                Mexico
Alberto-Culver (P.R.), Inc.                           Delaware
Alberto-Culver USA, Inc.                              Delaware
BDM Grange, Ltd.                                      New Zealand
Cederroth International AB                            Sweden
CIFCO, Inc.                                           Delaware
Indola Cosmetics, B.V.                                The Netherlands
Indola SpA                                            Italy
La Farmaco Argentina I. y C.S.A.                      Argentina
Sally Beauty Company, Inc.                            Delaware
St. Ives Laboratories, Inc.                           Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.